                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 2, 2005

                        FEDERATED DEPARTMENT STORES, INC.

                  7 West Seventh Street, Cincinnati, Ohio 45202
                                 (513) 579-7000

                                      -and-

                 151 West 34th Street, New York, New York 10001
                                 (212) 494-1602

       Delaware                     1-13536                     13-3324058
      (State of                   (Commission                  (IRS Employer
    Incorporation)                File Number)               Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On June 2, 2005, Federated Department Stores, Inc. (together with its subsidiaries, as applicable, "Federated") entered into a Purchase, Sale and Servicing Transfer Agreement (the "Purchase Agreement") with Citibank, N.A. (together with its subsidiaries, as applicable, "Citibank"). The Purchase Agreement provides, on the terms and subject to the conditions set forth therein, for, among other things, the purchase by Citibank of (i) the proprietary and non-proprietary credit card accounts owned by Federated, together with related receivables balances, and the capital stock of Prime Receivables Corporation, a wholly owned subsidiary of Federated, which owns all of Federated's interest in the Prime Credit Card Master Trust (the foregoing and certain related assets being the "FDS Credit Assets"), (ii) the "Macy's" credit card accounts owned by GE Capital Consumer Card Co. ("GE Bank"), together with related receivables balances (the foregoing and certain related assets being the "GE/Macy's Credit Assets"), upon the termination of Federated's credit card program agreement with GE Bank, and (iii) the proprietary credit card accounts owned by The May Department Stores Company ("May"), together with related receivables balances (the foregoing and certain related assets being the "May Credit Assets"), within 12 months after the acquisition of May by Federated (which is expected to occur in the third quarter of 2005).

      In connection with the Purchase Agreement, Federated and Citibank entered into a long-term marketing and servicing alliance pursuant to the terms of a Credit Card Program Agreement (the "Program Agreement") with an initial term of 10 years commencing upon the final closing under the Purchase Agreement and, unless terminated by either party as of the expiration of the initial term, an additional renewal term of three years. The Program Agreement provides, on the terms and subject to the conditions set forth therein, for, among other things,
(i) the ownership by Citibank of the accounts purchased by Citibank pursuant to the Purchase Agreement, (ii) the ownership by Citibank of new accounts opened by Federated's customers, (iii) the provision of credit by Citibank to the holders of the credit cards associated with the foregoing accounts, (iv) the servicing of the foregoing accounts, and (v) the allocation between Citibank and Federated of the economic benefits and burdens associated with the foregoing and other aspects of the alliance.

      The press release issued by Federated on June 2, 2005 with respect to the entry into the Purchase Agreement and the Program Agreement is filed as Exhibit
99.1 hereto and is incorporated herein by reference. The information set forth in Item 8.01 of this report is incorporated into this Item 1.01 by reference.

      Copies of the Purchase Agreement and the Program Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The descriptions of the Purchase Agreement and the Program Agreement and the transactions contemplated thereby set forth or incorporated by reference herein are qualified in their entirety by reference to the full text of such documents.

Item 8.01 Other Events.

      As previously reported, Federated and May are parties to a merger agreement which provides, upon the terms and subject to the conditions set forth therein, for the merger of May with and into a wholly owned subsidiary of Federated. In connection with the merger, Federated and May prepared a joint proxy statement/prospectus, dated May 31, 2005, which is included in a registration statement on Form S-4 filed by Federated with the Securities and Exchange Commission. The information set forth in this Item 8.01 is provided in order to update certain pro forma data set forth in the joint proxy statement/prospectus.

       UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF FEDERATED

      The following unaudited pro forma consolidated financial statements of Federated give effect to the merger and the sale of the FDS Credit Assets as if these transactions had been completed as of February 1, 2004, with respect to the pro forma consolidated statement of income, and as of January 29, 2005, with respect to the pro forma consolidated balance sheet. Because May's acquisition of the Marshall Field's department store group effective July 31, 2004, was accounted for under the purchase method of accounting, May's historical statements of income give effect to the results of operations of the Marshall Field's department store group only from and after that date. The following pro forma consolidated statement of income gives effect to May's acquisition of the Marshall Field's department store group as if such acquisition had been completed as of February 1, 2004, rather than effective July 31, 2004.

      The following unaudited pro forma consolidated financial statements of Federated assume that the net cash proceeds from the sale of the FDS Credit Assets will be used to fund a portion of the cash consideration payable to May's stockholders in the merger. Compared to the unaudited pro forma consolidated financial statements of Federated included in the joint proxy statement/prospectus, this assumption and related assumptions reduce Federated's pro forma long-term debt at January 29, 2005 by $3,725 million, increase Federated's pro forma short-term debt at January 29, 2005 by $49 million and reduce Federated's pro forma interest expense, net for the year ended January 29, 2005 by $175 million.

      The following unaudited pro forma consolidated financial statements should be read in conjunction with the information set forth or incorporated by reference in Item 1.01 of this report and the historical consolidated financial statements and notes thereto of Federated and May, which are incorporated by reference in the joint proxy statement/ prospectus, and the other information contained or incorporated by reference in the joint proxy statement/prospectus. Certain items derived from May's historical financial statements have been reclassified to conform to the pro forma presentation.

      The merger will be accounted for under the purchase method of accounting, with Federated treated as the accounting acquirer. Under this method of accounting, the purchase price will be allocated to May's net assets based upon the estimated fair values of May's assets and liabilities at the date of acquisition. The actual purchase price to be so allocated will depend upon, among other things, the number of shares of May common stock issued and outstanding or subject to outstanding options immediately prior to the merger. The unaudited pro forma consolidated financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to May's net assets as of January 29, 2005. The purchase price allocation presented herein is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of May as of the date of the completion of the merger. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected herein.

      The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of what Federated's actual financial position or results of operations would have been had the merger, the sale of the FDS Credit Assets and May's acquisition of the Marshall Field's department store group, been completed on the dates indicated above. Except as described above, the following unaudited pro forma consolidated financial statements do not give effect to (1) Federated's or May's results of operations or other transactions or developments since January 29, 2005, (2) the synergies, cost savings and one-time charges expected to result from the merger, or (3) the effects of transactions or developments, including sales of stores or other assets, which may occur subsequent to the merger. In particular, the following unaudited pro forma consolidated financial statements do not give effect to the purchase by Citibank of the GE/Macy's Credit Assets or the May Credit Assets, the former of which is not expected to occur until April 2006 and the latter of which may be deferred for up to 12 months following Federated's acquisition of May. The following unaudited pro forma consolidated financial statements also assume the absence of any adjustment to the purchase price provided for in the merger agreement.

      The foregoing matters could cause both Federated's pro forma historical financial position and results of operations, and Federated's actual future financial position and results of operations, to differ materially from those presented in the following unaudited pro forma consolidated financial statements

                        FEDERATED DEPARTMENT STORES, INC.

                 Unaudited Pro Forma Consolidated Balance Sheet
                                January 29, 2005

                            (All amounts in millions)

                                                     Historical    Adjustments     Federated  Historical  Adjustments     Federated
                                                     Federated   for Credit Sale  as Adjusted   May (a)   for Merger      Pro Forma
                                                     ----------  ---------------  ----------- ----------  -----------     ----------
ASSETS:
  Current Assets:
   Cash...........................................   $    868    $   2,425  (A)   $  3,293    $     62    $ (2,988) (b1)   $    367
   Accounts receivable............................      3,418       (3,211) (B)        207       2,294         331  (b2)      2,832
   Merchandise inventories........................      3,120                        3,120       3,092          93  (b3)      6,305
   Supplies and prepaid expenses..................        104                          104         129                          233
                                                     --------    ---------        --------    --------    --------         --------
     Total Current Assets.........................      7,510         (786)          6,724       5,577      (2,564)           9,737

  Property and Equipment - net....................      6,018                        6,018       6,190         785  (b4)     12,993
  Goodwill........................................        260                          260       2,634      (2,634) (b5)      9,760
                                                                                                             9,500  (b5)
  Other Intangible Assets - net...................        378                          378         602        (602) (b6)        808
                                                                                                               430  (b6)
  Other Assets....................................        719                          719         160         (49) (b7)        783
                                                                                                               (47) (b8)
                                                     --------    ---------        --------    --------    --------         --------

     Total Assets.................................   $ 14,885    $    (786)       $ 14,099    $ 15,163    $  4,819         $ 34,081
                                                     ========    =========        ========    ========    ========         ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current Liabilities:
   Short-term debt................................   $  1,242       $ (836) (C)   $    406    $    513    $  2,650  (b1)   $  3,569
   Accounts payable and accrued liabilities.......      2,707          (53) (B)      2,654       2,798                        5,452
   Income taxes...................................        352          107  (D)        459         158                          617
                                                     --------    ---------        --------    --------    --------         --------
     Total current liabilities....................      4,301         (782)          3,519       3,469       2,650            9,638

  Long-Term Debt..................................      2,637         (400) (C)      2,237       5,662         665  (b8)      8,564
  Deferred Income Taxes...........................      1,199                        1,199         818          43  (b9)      2,060
  Other Liabilities...............................        581                          581         528         163  (b7)      1,272
  ESOP Preference Shares..........................          -                            -         211        (211) (b10)         -
  Shareholders' Equity............................      6,167          396  (E)      6,563       4,475      (4,475) (b11)    12,547
                                                                                                             5,984  (b11)
                                                     --------    ---------        --------    --------    --------         --------

     Total Liabilities and Shareholders' Equity...   $ 14,885    $    (786)       $ 14,099    $ 15,163    $  4,819         $ 34,081
                                                     ========    =========        ========    ========    ========         ========

See Notes to Unaudited Pro Forma Consolidated Balance Sheet

                        FEDERATED DEPARTMENT STORES, INC.

             Notes to Unaudited Pro Forma Consolidated Balance Sheet

               (All amounts in millions except per share figures)

NOTES RELATING TO CREDIT SALE ADJUSTMENTS

(A) To reflect the net cash proceeds resulting from the sale of Federated's proprietary and non-proprietary credit card portfolios.

(B) To reflect the sale of Federated's proprietary and non-proprietary credit card portfolios (including credit balance reclassifications).

(C) To reflect the extinguishment of debt secured by Federated's proprietary and non-proprietary credit card portfolios

(D) To reflect the estimated current income taxes payable directly related to the sale of Federated's proprietary and non-proprietary credit card portfolios.

(E) To reflect the estimated after-tax gain on the sale of Federated's proprietary and non-proprietary credit card portfolios.

NOTES RELATING TO MERGER ADJUSTMENTS

(a) Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the unaudited pro forma consolidated balance sheet.

(b) The merger agreement provides that, in connection with the merger, May stockholders will be entitled to receive 0.3115 shares of Federated common stock and $17.75 in cash for each May share of common stock. The merger agreement further provides that, if the total value of Federated common stock to be received in the merger falls below 40% of the total merger consideration, Federated may elect to pay more in Federated common stock to maintain the nontaxable status of the merger or, if Federated does not so elect, May may elect to increase to increase the cash consideration received in the merger for each share of May common stock to $18.75. Under the merger agreement, there are no other circumstances in which the exchange ratio or the cash consideration increases. Federated has assumed that none of these changes to the merger consideration payable to May stockholders will occur.

      Under the purchase method of accounting, the total consideration payable in the merger will be allocated to May's tangible and intangible assets and liabilities based on their estimated fair values as of the date of the merger. The preliminary estimated consideration is as follows:

                                                                                      Additional
                                                                          Common        Paid-in
                                                                           Stock        Capital         Total
                                                                          ------      ----------       -------
       Issuance of Federated shares to May stockholders
            (97.186 shares at $58.55 per share *)                         $    1       $  5,689        $ 5,690
       Estimate of fair value of May stock options assumed                                                 294
                                                                                                       -------
(b11)         Total equity consideration                                                                 5,984

       Cash consideration payable to May stockholders                                                    5,538
       Estimated transaction costs                                                                         100
                                                                                                       -------
(b1) Total cash consideration                                                                            5,638
                                                                                                       -------
             Total consideration                                                                       $11,622
                                                                                                       =======

      * the average market price of Federated Common Stock from February 24, 2005 to March 2, 2005

For purposes of cash consideration to be paid to May stockholders and to fund transaction costs, Federated has assumed that $2,988 million of cash (including the net proceeds from the sale of the FDS Credit Assets) will be utilized and that the remainder will be financed through the issuance of $2,650 million of short-term debt bearing interest at an annual rate of approximately 3.0%. Actual amounts borrowed, and interest rates payable, will depend on Federated's cash balances and conditions in the capital markets, including prevailing rates of interest, at the time the merger is completed.

The estimated consideration is preliminarily allocated as follow:

(b11)  May's historical net book value                                                           $  4,475
 (b5)  Elimination of May's historical goodwill                                                    (2,634)
 (b6)  Elimination of May's historical identifiable intangible assets                                (602)
 (b2)  Estimate of adjustment to fair value of accounts receivable                                    331
 (b3)  Estimate of adjustment to fair value of merchandise inventories                                 93
 (b4)  Estimate of adjustment to fair value of property and equipment                                 785
 (b5)  Goodwill created                                                                             9,500
 (b6)  Estimate of adjustment to fair value of identifiable intangible assets                         430
 (b7)  Estimate of adjustment to fair value of pension and post-retirement obligations               (212)
 (b8)  Estimate of adjustment to fair value of assumed long-term debt (including the
       write-off of deferred financing costs)                                                        (712)
(b10)  Elimination of ESOP preference shares                                                          211
 (b9)  Estimate of deferred taxes on adjustments at combined rate of 38%                              (43)
                                                                                                 --------
         Total consideration allocated                                                           $ 11,622
                                                                                                 ========

Federated has not completed an assessment of the fair values of assets and liabilities of May and has not finalized its plans regarding the integration of May's businesses with Federated's businesses. Although certain assets are expected to be sold, with the exception the May Credit Assets, the identification of such assets will not be made until Federated's review of May's assets has been completed. Federated expects that the final purchase price allocation will include adjustments to the fair values of depreciable tangible assets, identifiable intangible assets (some of which will have indefinite lives) and liabilities, including the establishment of any potential liabilities associated with business integration plans, sales of assets or operations, and termination and change in control benefits. To the extent such assessments indicate that the fair value of the assets and liabilities differ from their net book values, such differences would be allocated to those assets and liabilities.

For purposes of the allocation above, Federated has allocated $785 million to property and equipment. This allocation has been preliminarily assigned to land and buildings and improvements. The purchase price was allocated to property and equipment, with the exception of recent May acquisitions, using an industry-specific income capitalization approach. Furniture, fixtures and equipment, which generally have short lives and relatively modest residual values were determined to have fair values that approximated book values. The preliminary allocation to property and equipment included in these pro forma financial statements is as follows:

                                                             Estimated
                                   Increase in               Remaining
Asset Classification                  Value                 Useful Life
--------------------               -----------              -----------
Land                                $   380                    n/a
Buildings and improvements              405                 15 years

For purposes of the allocation above, Federated has allocated $430 million to identifiable intangible assets. The values assigned to tradenames and customer relationships were estimated using relative value comparisons with prior acquisitions adjusted for the anticipated utility to Federated. The preliminary allocation to identifiable intangible assets included in these pro forma financial statements is as follows:

                                                             Estimated
                                    Assigned                 Remaining
Asset Classification                  Value                 Useful Life
--------------------               -----------              -----------
Tradenames                           $    168               Indefinite
Tradenames                                142                    36
Customer relationships                    120                     7

                        FEDERATED DEPARTMENT STORES, INC.

              Unaudited Pro Forma Consolidated Statement of Income
                   For the Fiscal Year Ended January 29, 2005

               (All amounts in millions except per share figures)

                                                                                                  Pro Forma
                                                          Historical   Adjustments     Federated  Historical Adjustments  Federated
                                                          Federated  for Credit Sale  as Adjusted  May (a)   for Merger   Pro Forma
                                                          ---------- ---------------  ----------- ---------- -----------  ---------
Net Sales...............................................   $15,630      $  -            $15,630    $15,434                 $31,064

Cost of sales...........................................     9,297                        9,297      8,967       93  (b)    18,357
                                                           -------                      -------    -------   ------        -------

Gross margin............................................     6,333         -              6,333      6,467      (93)        12,707

Selling, general and  administrative expenses...........     4,933       127  (A)         5,060      5,231       (8) (c)    10,324
                                                                                                                 27  (d)
                                                                                                                 14  (d)
                                                           -------      ----            -------    -------   ------        -------
Operating income........................................     1,400      (127)             1,273      1,236     (126)         2,383

Interest expense, net...................................      (284)       41  (B)          (243)      (450)     (95) (e)      (730)
                                                                                                                 58  (f)
                                                           -------      ----            -------    -------   ------        -------

Income before income taxes..............................     1,116       (86)             1,030        786     (163)         1,653

Federal, state and local income tax.....................      (427)       33               (394)      (273)      62           (605)
                                                           -------      ----            -------    -------   ------        -------


Net income..............................................   $   689      $(53)           $   636    $   513   $ (101)       $ 1,048
                                                           =======      ====            =======    =======   ======        =======

Basic earnings per share................................   $  3.93                      $  3.63                            $  3.85
                                                           =======                      =======                            =======

Diluted earnings per share .............................   $  3.86                      $  3.57                            $  3.77
                                                           =======                      =======                            =======

Average common shares:

  Basic.................................................     175.1                        175.1                97.2  (g)     272.3
  Diluted...............................................     178.2                        178.2                97.2  (g)     278.0
                                                                                                                2.6  (h)

See Notes to Unaudited Pro Forma Consolidated Statement of Income

                        FEDERATED DEPARTMENT STORES, INC.

          Notes to Unaudited Pro Forma Consolidated Statement of Income
                   For the Fiscal Year Ended January 29, 2005

                            (All amounts in millions)

NOTES RELATING TO CREDIT SALE ADJUSTMENTS

(A) To reflect the net effect of the elimination of historical operating results of Federated's proprietary and non-proprietary credit card portfolios and the recordation of estimated operating profits under the Program Agreement.

(B) To reflect the elimination of historical interest expense related to debt secured by Federated's proprietary and non-proprietary credit card portfolios.

NOTES RELATING TO MERGER ADJUSTMENTS

(a) Historical May results have been adjusted to reflect May's acquisition of the Marshall Field's department store group as if it had occurred as of February 1, 2004 rather than effective July 31, 2004. See the unaudited pro forma consolidated statement of income of May for the fiscal year ended January 29, 2005 included elsewhere in this report.

(b) Represents the increase in cost of sales resulting from the adjustment of May's merchandise inventories to fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(c) Represents the elimination of compensation expense for employee stock options recorded by May under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," to conform to Federated's accounting principles. Federated accounts for its stock-based employee compensation plan in accordance with Accounting Principles Board ("APB") Opinion No. 25 and related interpretations, so that no stock-based employee compensation cost related to stock options is reflected in net income.

(d) Represents an increase in depreciation and amortization expense resulting from the adjustment to May's property and equipment and identifiable intangible assets based on the adjustment of such assets to their fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The increase in depreciation and amortization expense has been estimated as follows:

                                                                              Additional
                                                                                Annual
                                                            Estimated        Depreciation
                                          Increase in       Remaining            and
                                             Value         Useful Life       Amortization
                                          -----------      -----------       ------------
Buildings and improvements                    $405             15                $27
Definite Lived Intangible Assets               100              7                 14

         The unaudited pro forma consolidated financial statements reflect a preliminary allocation to tangible assets, liabilities, goodwill and other intangible assets. The final purchase price allocation may result in a different allocation for tangible and intangible assets than that presented in these unaudited pro forma consolidated financial statements. An increase or decrease in the amount or purchase price allocated to amortizable assets would impact the amount of annual amortization expense. The following table shows the effect on pro forma net income and diluted earnings per share for every $100 million of purchase price allocated to property and equipment and amortizing intangible assets at a range of weighted-average useful lives:

                                         Additional
                                           Annual
                                        Depreciation                          Diluted
                                            and                               Earnings
Weighted Average Life                   Amortization       Net Income        Per Share
---------------------                   ------------       ----------        ---------
Five years                                  $20               $(12)            $(.04)
Ten years                                    10                 (6)             (.02)
Twenty-five years                             4                 (3)             (.01)

(e) Represents the increase in interest expense as a result of the cash funding of the acquisition (including the net proceeds from the sale of the FDS Credit Assets) as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. A 1/8 percentage point change in the assumed interest rates would result in an adjustment to net income of $4 million before income tax effects

(f) Represents the decrease in interest expense resulting from the adjustment of May's long-term debt to its fair value as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet. The difference between the fair value and recorded value of each borrowing is amortized as a reduction to interest expense over the remaining term of the borrowing.

(g) Represents the shares of Federated Common Stock to be issued to May stockholders to effect the merger as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

(h) Represents the impact of the dilutive May stock options to be assumed by Federated as described in Note b of the Notes to Unaudited Pro Forma Consolidated Balance Sheet.

                        THE MAY DEPARTMENT STORES COMPANY

              Unaudited Pro Forma Consolidated Statement of Income
                   For the Fiscal Year Ended January 29, 2005

                            (All amounts in millions)

                                                                                          May               Pro Forma
                                                               Historical              Pro Forma            Historical
                                                                 May (a)            Adjustments (b)            May
                                                               ----------           ---------------          -------
Net Sales.............................................           $14,311                $1,123               $15,434

Cost of sales.........................................             8,310                   657                 8,967
                                                                 -------                ------               -------

Gross margin..........................................             6,001                   466                 6,467

Selling, general and administrative expenses..........             4,812                   419                 5,231
                                                                 -------                ------               -------

Operating income......................................             1,189                    47                 1,236

Interest expense, net.................................              (386)                  (64)                 (450)
                                                                 -------                ------               -------

Income before income taxes............................               803                   (17)                  786

Federal, state and local income tax...................              (279)                    6                  (273)
                                                                 -------                ------               -------

Net income (loss).....................................           $   524                $  (11)              $   513
                                                                 =======                ======               =======

Notes:

(a) Certain reclassifications have been made to the historical presentation of May to conform to the presentation used in the Federated Unaudited Pro Forma Consolidated Statement of Income. May's historical leased department income of $95 million and shipping and handling income of $35 million were reclassified from net sales to selling, general and administrative expenses. Additionally, May's historical buying and occupancy costs of $1,902 million were reclassified from cost of sales to selling, general and administrative expenses.

(b) Adjustments give effect to the results of operations for the Marshall Field's department store group for the 26 weeks ended July 31, 2004 as if May had acquired the Marshall Field's department store group as of February 1, 2004, including pro forma adjustments to reflect depreciation and amortization using the asset values recognized after applying purchase accounting adjustments and interest expense on borrowings used to finance the acquisition. May acquired Marshall Field's department store group effective July 31, 2004 and included Marshall Field's results of operations in May's consolidated financial statements only from and after that date.

                        COMPARATIVE PER SHARE INFORMATION

         The following table presents income from continuing operations, cash dividends declared and book value per common share data separately for Federated and May on an unaudited pro forma combined basis per Federated common share and on an unaudited pro forma combined basis per May equivalent common share. The following selected unaudited pro forma financial data are derived from, should be read in conjunction with, and are subject to the same assumptions, limitations and caveats as, the unaudited pro forma financial statements of Federated set forth above.

         The unaudited pro forma combined data per Federated common share are
(1) based upon the historical weighted average number of Federated common shares outstanding, adjusted to include the estimated number of Federated common shares to be issued in the merger, and (2) in the case of cash dividends paid per common share, reflect Federated's agreement to increase its quarterly dividend to $0.25 per share following the merger. The unaudited pro forma combined data per May equivalent common share is based on the unaudited pro forma combined per Federated common share amounts, multiplied by the exchange ratio of 0.3115.

                                                                            PRO FORMA COMBINED DATA PER
    AT OR FOR THE YEAR ENDED                  PRO FORMA COMBINED DATA PER        MAY EQUIVALENT
        JANUARY 29, 2005:                        FEDERATED COMMON SHARE           COMMON SHARE
---------------------------------             ---------------------------   ---------------------------
Income from continuing operations
per common share:
   Basic .........................                     $  3.85                       $ 1.20
   Diluted........................                     $  3.77                       $ 1.17
Cash dividends declared per
   common share...................                     $  1.00                       $ 0.31
Book value per
   common share...................                     $ 47.39                       $14.76

Item     9.01. Financial Statements and Exhibits.

         (c)      Exhibits

                  10.1 Purchase, Sale and Servicing Transfer Agreement, dated as of June 2, 2005, among Federated, FDS Bank, Prime II Receivables Corporation and Citibank, N.A.

                  10.2 Credit Card Program Agreement, dated as of June 2, 2005, among Federated, FDS Bank, FACS Group, Inc. and Citibank, N.A.

                  99.1     Press Release, dated June 2, 2005.

                        FEDERATED DEPARTMENT STORES, INC.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FEDERATED DEPARTMENT STORES, INC.

Dated: June 7, 2005                     By: /s/ Joel A. Belsky
                                            --------------------------------
                                        Name: Joel A. Belsky
                                        Title: Vice President and Controller